November 2024

Pricing Supplement No. 4,776

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 13, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Participation Securities (the “securities”) are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. If the basket has depreciated in value, but the basket has not declined by more than the specified buffer amount, the securities will redeem for par. However, if the basket has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the securities. These long-dated securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

	FINAL TERMS
	Issuer:			Morgan Stanley Finance LLC
	Guarantor:			Morgan Stanley
	Maturity date:			November 16, 2029
	Original issue price:			$1,000 per security
	Stated principal amount:			$1,000 per security
	Pricing date:			November 13, 2024
	Original issue date:			November 18, 2024 (3 business days after the pricing date)
	Aggregate principal amount:			$2,000,000
	Interest:			None
Basket:	Basket component		Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	The AES Corporation common stock (the “AES Stock”)		AES	6.67%	$13.62	0.489720999
	Advanced Micro Devices, Inc. common stock (the “AMD Stock”)		AMD	6.67%	$139.30	0.047882268
	Amazon.com, Inc. common stock (the “AMZN Stock”)		AMZN	6.67%	$214.10	0.031153667
	Carrier Global Corporation common stock (the “CARR Stock”)		CARR	6.67%	$76.40	0.087303665
	Digital Realty Trust, Inc. common stock (the “DLR Stock”)		DLR	6.67%	$178.13	0.037444563
	Equinix, Inc. common stock (the “EQIX Stock”)		EQIX	6.67%	$901.15	0.007401653
	Eaton Corporation plc ordinary shares (the “ETN Stock”)		ETN	6.67%	$369.66	0.018043608
	Alphabet Inc. class A common stock (the “GOOGL Stock”)		GOOGL	6.67%	$178.88	0.037287567
	Meta Platforms, Inc. class A common stock (the “META Stock”)		META	6.67%	$580.00	0.011500000
	Microsoft Corporation common stock (the “MSFT Stock”)		MSFT	6.67%	$425.20	0.015686736
	NextEra Energy, Inc. common stock (the “NEE Stock”)		NEE	6.67%	$74.24	0.089843750
	NVIDIA Corporation common stock (the “NVDA Stock”)		NVDA	6.67%	$146.27	0.045600602
	The Southern Company common stock (the “SO Stock”)		SO	6.67%	$87.52	0.076211152
	Taiwan Semiconductor Manufacturing Company Limited American depositary shares (“ADSs”), each Taiwan Semiconductor ADS representing five Taiwan Semiconductor Manufacturing Company Limited common shares (the “TSM Stock”)		TSM	6.67%	$186.66	0.035733419
	Vistra Corp. common stock (the “VST Stock”)		VST	6.67%	$142.12	0.046932170

We refer to each of the AES Stock, the AMD Stock, the AMZN Stock, CARR Stock, the DLR Stock, the EQIX Stock, the ETN Stock, the GOOGL Stock, the META Stock, the MSFT Stock, the NEE Stock, the NVDA Stock, the SO Stock, the TSM Stock and the VST Stock as an underlying stock or a basket stock and, together, as the basket components.

	Payment at maturity (per security):			￭If the final basket value is greater than the initial basket value: $1,000 + the leveraged upside payment
	￭If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%: $1,000

￭If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%:

($1,000 × basket performance factor) + $100

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than $100 per security at maturity.

	Leveraged upside payment:			$1,000 × leverage factor × basket percent change
	Leverage factor:			102.50%
	Basket percent change:			(final basket value – initial basket value) / initial basket value
	Buffer amount:			10%
	Minimum payment at maturity:			$100 per security (10% of the stated principal amount)
	Basket performance factor:			Final basket value / initial basket value
	Initial basket value:

100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

	Final basket value:			The basket closing value on the valuation date.
	Valuation date:			November 13, 2029, subject to postponement for non-trading days and certain market disruption events.
	Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

	Basket component closing value:			In the case of each underlying stock, the closing price of such underlying stock times the adjustment factor for such underlying stock
	Multiplier:

The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the securities. See “Basket—Multiplier” above.

	Adjustment factor:			With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
	Listing:			The securities will not be listed on any securities exchange.
	CUSIP / ISIN:			61776WXD0 / US61776WXD00
	Agent:			Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
	Estimated value on the pricing date:			$959.40 per security. See “Investment Summary” on page 2.
	Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
	Per security	$1,000	$33.50	$966.50
	Total	$2,000,000	$67,000	$1,933,000

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $33.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 40.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Investment Summary

Buffered Participation Securities

The Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029 (the “securities”) can be used:

￭As an alternative to direct exposure to the basket that enhances returns for any positive performance of the basket

￭To enhance returns and potentially outperform the basket in a bullish scenario

￭To achieve similar levels of upside exposure to the basket as a direct investment while using fewer dollars by taking advantage of the leverage factor

￭To obtain a buffer against a specified level of negative performance in the basket

Maturity:	Approximately 5 years
Leverage factor:	102.50%
Buffer amount:	10%
Minimum payment at maturity:	$100 per security (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the securities.
Basket component weightings:

6.67% for the AES Stock, 6.67% for the AMD Stock, 6.67% for the AMZN Stock, 6.67% for the CARR Stock, 6.67% for the DLR Stock, 6.67% for the EQIX Stock, 6.67% for the ETN Stock, 6.67% for the GOOGL Stock, 6.67% for the META Stock, 6.67% for the MSFT Stock, 6.67% for the NEE Stock, 6.67% for the NVDA Stock, 6.67% for the SO Stock, 6.67% for the TSM Stock and 6.67% for the VST Stock

Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $959.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the leverage factor, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 2

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Key Investment Rationale

The securities offer leveraged upside exposure to the positive performance of the basket while providing limited protection against negative performance of the basket. Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying basket. At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the securities will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90% of the stated principal amount of the securities.

Leveraged Upside Performance	The securities offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the basket.
Upside Scenario	The basket increases in value, and, at maturity, the securities redeem for the stated principal amount of $1,000 plus 102.50% of the basket percent change.
Par Scenario	The basket declines in value by no more than 10%, and, at maturity, the securities redeem for the stated principal amount of $1,000.
Downside Scenario

The basket declines in value by more than 10%, and, at maturity, the securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. (Example: if the basket decreases in value by 50%, the securities will redeem for $600 or 60% of the stated principal amount.) The minimum payment at maturity is $100 per security.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Buffer amount:	10%
Leverage factor:	102.50%
Minimum payment at maturity:	$100 per security

Buffered Participation Securities Payoff Diagram

The Basket
The Securities
Payment at Maturity on the Buffered Securities
$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,000 Stated Principal Amount
Buffer Zone
$100 Minimum Payment at Maturity
-100%
-80%
-60%
-40%
-20%
0%
-10%
20%
40%
60%
80%
100%
120%
140%
160%
Basket Percent Change

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 102.50% of the appreciation of the basket over the term of the securities.

￭If the basket appreciates 2%, the investor would receive a 2.05% return, or $1,020.05 per security.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $1,000 per security.

￭If the basket depreciates 5%, investors would receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. The minimum payment at maturity is $100 per security.

￭For example, if the basket depreciates 60%, investors will lose 50% of their principal and receive only $500 per security at maturity, or 50% of the stated principal amount.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the securities. If the final basket value is less than 90% of the initial basket value, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the basket from the initial basket value, plus $100 per security. Accordingly, investors may lose up to 90% of the stated principal amount of the securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe market price and relative performance of each of the basket stocks at any time;

othe volatility (frequency and magnitude of changes in price) and dividend yield, if any, of each of the basket stocks;

ointerest and yield rates in the market;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final basket value;

othe time remaining until the securities mature;

othe occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its adjustment factor; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the closing prices of the basket stocks at the time of sale are near or below 90% of their closing prices on the pricing date, or if market interest rates rise. You cannot predict the future performance of any of the basket stocks based on its historical performance. The CARR began trading on March 19, 2020 and therefore has limited historical performance. There can be no assurance that the final basket value will be higher than the initial basket value such that you will receive at maturity an amount in excess of the $1,000 stated principal amount of the securities or that you will not suffer a loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

￭ Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing in the AES Stock, the AMD Stock, the AMZN Stock, CARR Stock, the DLR Stock, the EQIX Stock, the ETN Stock, the GOOGL Stock, the META Stock, the MSFT Stock, the NEE Stock, the NVDA Stock, the SO Stock, the TSM Stock or the VST Stock. As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket component values, the adjustment factors and the final basket value, will calculate the basket percent change or basket performance factor, as applicable, will determine what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing value in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “—Trading day,” “—Calculation agent,” “—Market disruption event,” “—Adjustments to the adjustment factors” and “—Alternate exchange

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components), including trading in the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please note that the discussions in this document concerning the U.S. federal income tax consequences of an investment in the securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this document, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Although the matter is not clear, there is a substantial risk that an investment in the Securities will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder (as defined below) in respect of the Securities could be recharacterized as ordinary income (in which case an interest charge would be imposed). U.S. Holders should read the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Tax Treatment of the Securities — Potential Application of the Constructive Ownership Rule” in this document.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this document and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Risks Relating to the Basket Components

￭Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the values of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the securities.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this document called "-Adjustments to the adjustment factors." You should read this section in order to understand these and other adjustments that may be made to your securities.

￭There are risks associated with investments in securities linked to the value of equity securities issued by foreign (and emerging market) companies. The ETN Stock and TSM Stock are issued by foreign companies. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

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Principal at Risk Securities

￭The value of Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares are subject to currency exchange rate risk. As Taiwan Semiconductor Manufacturing Company Limited has its main operations in Taiwan and derives its revenues in New Taiwan dollars, fluctuations in the exchange rate between the New Taiwan dollar and the U.S. dollar may affect the market price of the Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares, which may consequently affect the market value of the securities. The exchange rate between the New Taiwan dollar and the U.S. dollar is managed by the Taiwanese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The Central Bank of the Republic of China, the monetary authority in Taiwan, sets the spot rate of the New Taiwan dollar, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the New Taiwan dollar/U.S. dollar exchange rate. In the future, the Taiwanese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the New Taiwan dollar in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in Taiwan, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the New Taiwan dollar by the Central Bank of the Republic of China could result in significant movement in the value of the New Taiwan dollar. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Taiwan and the United States, including economic and political developments in other countries. The value of Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares and thus the value of the securities as well as the payment at maturity or upon an automatic call may be affected by the actions of the Taiwanese government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

￭There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The TSM Stock is the ADSs of Taiwan Semiconductor Manufacturing Company Limited and not the common shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding common shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of common shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding common shares may be significant and may materially and adversely affect the value of the securities.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the value of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

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Principal at Risk Securities

Basket Overview

The basket consists of the common stock of The AES Corporation (the “AES Stock”), the common stock of Advanced Micro Devices, Inc. (the “AMD Stock”), the common stock of Amazon.com, Inc. (the “AMZN Stock”), the common stock of Carrier Global Corporation (the “CARR Stock”), the common stock of Digital Realty Trust, Inc. (the “DLR Stock”), the common stock of Equinix, Inc. (the “EQIX Stock”), the ordinary shares of Eaton Corporation plc (the “ETN Stock”), the class A common stock of Alphabet Inc. (the “GOOGL Stock”), the class A common stock of Meta Platforms, Inc. (the “META Stock”), the common stock of Microsoft Corporation (the “MSFT Stock”), the common stock of NextEra Energy, Inc. (the “NEE Stock”), the common stock of NVIDIA Corporation (the “NVDA Stock”), the common stock of The Southern Company (the “SO Stock”), the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited (the “TSM Stock”) and the common stock of Vistra Corp (the “VST Stock”).

The AES Corporation. The AES Corporation is a global energy company. The AES Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by AES Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-12291 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The AES Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AES Stock is accurate or complete.

Advanced Micro Devices, Inc. Advanced Micro Devices, Inc. manufactures semiconductor products. The AMD Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07882 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Advanced Micro Devices, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMD Stock is accurate or complete.

Amazon.com, Inc. Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

Carrier Global Corporation. Carrier Global Corporation provides heating, ventilating and air conditioning, refrigeration, fire, security and building automation technologies. The CARR Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Carrier Global Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39220 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Carrier Global Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CARR Stock is accurate or complete.

Digital Realty Trust, Inc. Digital Realty Trust, Inc. provides data center, colocation and interconnection solutions. The DLR Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Digital Realty Trust, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-32336 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Digital Realty Trust, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the DLR Stock is accurate or complete.

Equinix, Inc. Equinix, Inc. is a digital infrastructure company. The EQIX Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Equinix, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-40205 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Equinix, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the EQIX Stock is accurate or complete.

Eaton Corporation plc. Eaton Corporation plc, based in Dublin, Ireland, is a power management company. The ETN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Eaton Corporation plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number

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Principal at Risk Securities

000-54863 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Eaton Corporation plc may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ETN Stock is accurate or complete.

Alphabet Inc. Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The GOOGL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

Meta Platforms, Inc. Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

Microsoft Corporation. Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

NextEra Energy, Inc. NextEra Energy, Inc. is an electric power and energy infrastructure company. The NEE Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NextEra Energy, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-8841 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NextEra Energy, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NEE Stock is accurate or complete.

NVIDIA Corporation. NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The Southern Company. The Southern Company is a holding company that owns electric operating companies. The SO Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by The Southern Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-3526 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Southern Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SO Stock is accurate or complete.

Taiwan Semiconductor Manufacturing Company Limited. Taiwan Semiconductor Manufacturing Company Limited is a foundry that manufactures semiconductors using its manufacturing processes based on proprietary integrated circuit designs. The underlying stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Taiwan

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Principal at Risk Securities

Semiconductor Manufacturing Company Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14700 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Taiwan Semiconductor Manufacturing Company Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TSM Stock is accurate or complete.

Vistra Corp. Vistra Corp is an electricity and power generation company. The VST Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Vistra Corp pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38086 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Vistra Corp may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the VST Stock is accurate or complete.

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Principal at Risk Securities

Information as of market close on November 13, 2024:

Basket Component Information as of November 13, 2024
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52-Week High	52-Week Low
AES Stock	AES	$13.62	$15.54	(on 5/30/2024): $21.77	(on 11/12/2024): $13.45
AMD Stock	AMD	$139.30	$116.79	(on 3/7/2024): $211.38	(on 11/13/2023): $116.79
AMZN Stock	AMZN	$214.10	$142.59	(on 11/13/2024): $214.10	(on 11/13/2023): $142.59
CARR Stock	CARR	$76.40	$50.94	(on 10/14/2024): $82.67	(on 11/13/2023): $50.94
DLR Stock	DLR	$178.13	$127.65	(on 10/28/2024): $183.31	(on 11/13/2023): $127.65
EQIX Stock	EQIX	$901.15	$762.54	(on 11/8/2024): $921.06	(on 5/8/2024): $692.71
ETN Stock	ETN	$369.66	$222.57	(on 11/11/2024): $371.95	(on 11/13/2023): $222.57
GOOGL Stock	GOOGL	$178.88	$132.09	(on 7/10/2024): $191.18	(on 12/4/2023): $129.27
META Stock	META	$580.00	$329.19	(on 10/4/2024): $595.94	(on 12/6/2023): $317.45
MSFT Stock	MSFT	$425.20	$366.68	(on 7/5/2024): $467.56	(on 12/14/2023): $365.93
NEE Stock	NEE	$74.24	$54.50	(on 10/2/2024): $85.43	(on 11/13/2023): $54.50
NVDA Stock	NVDA	$146.27	$48.62	(on 11/7/2024): $148.88	(on 12/6/2023): $45.50
SO Stock	SO	$87.52	$67.34	(on 10/23/2024): $94.15	(on 2/26/2024): $66.25
TSM Stock	TSM	$186.66	$96.42	(on 10/17/2024): $205.84	(on 11/13/2023): $96.42
VST Stock	VST	$142.12	$34.40	(on 11/13/2024): $145.80	(on 11/13/2023): $34.40

The following graph is calculated based on an initial basket value of 100 on March 19, 2020 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The CARR began trading on March 19, 2020 and therefore has limited historical performance. The graph does not take into account the terms of the securities, nor does it attempt to show your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

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Morgan Stanley Finance LLC

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Principal at Risk Securities

Basket Historical Performance March 19, 2020 to November 13, 2024

The following graphs set forth the daily closing values of each of the basket components for the period from January 1, 2019 through November 13, 2024. The related tables set forth the published high and low closing values, as well as the quarterly dividends, for each of the basket components for each quarter in the same period. Historical information for the common stock of Carrier Global Corporation is presented for the period from March 19, 2020 through November 13, 2024. The closing values for each of the basket components on November 13, 2024 were: (i) in the case of the AES Stock, $13.62, (ii) in the case of the AMD Stock, $139.30, (iii) in the case of the AMZN Stock, $214.10, (iv) in the case of the CARR Stock, $76.40, (v) in the case of the DLR Stock, $178.13, (vi) in the case of the EQIX Stock, $901.15, (vii) in the case of the ETN Stock, $369.66, (viii) in the case of the GOOGL Stock, $178.88, (ix) in the case of the META Stock, $580.00, (x) in the case of the MSFT Stock, $425.20, (xi) in the case of the NEE Stock, $74.24, (xii) in the case of the NVDA Stock, $146.27, (xiii) in the case of the SO Stock, $87.52, (xiv) in the case of the TSM Stock, $186.66 and (xv) in the case of the VST Stock, $142.12. We obtained the information in the graphs and tables below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

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Principal at Risk Securities

Common Stock of The AES Corporation – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of The AES Corporation (CUSIP 00130H105)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	28.91	22.96	0.1505
Second Quarter	28.63	24.44	0.1505
Third Quarter	26.33	22.83	0.1505
Fourth Quarter	25.66	22.84	0.1505
2022
First Quarter	25.73	20.55	0.158
Second Quarter	26.22	18.91	0.158
Third Quarter	27.59	19.73	0.158
Fourth Quarter	29.27	22.60	0.158
2023
First Quarter	28.76	21.96	0.1659
Second Quarter	25.54	19.74	0.1659
Third Quarter	22.49	14.88	0.1659
Fourth Quarter	19.63	12.45	0.1659
2024
First Quarter	19.34	14.88	0.1725
Second Quarter	21.77	15.91	0.1725
Third Quarter	20.07	16.19	0.1725
Fourth Quarter (through November 13, 2024)	20.24	13.45	-

We make no representation as to the amount of dividends, if any, that The AES Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The AES Corporation.

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Principal at Risk Securities

Common Stock of Advanced Micro Devices, Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of Advanced Micro Devices, Inc. (CUSIP 007903107)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	97.25	73.96	-
Second Quarter	93.93	73.09	-
Third Quarter	118.77	85.89	-
Fourth Quarter	161.91	100.34	-
2022
First Quarter	150.24	102.25	-
Second Quarter	110.53	76.47	-
Third Quarter	103.91	63.36	-
Fourth Quarter	77.63	55.94	-
2023
First Quarter	100.28	62.33	-
Second Quarter	129.19	81.62	-
Third Quarter	118.32	95.96	-
Fourth Quarter	148.76	93.67	-
2024
First Quarter	211.38	135.32	-
Second Quarter	183.34	144.27	-
Third Quarter	183.96	128.67	-
Fourth Quarter (through November 13, 2024)	172.80	139.30	-

We make no representation as to the amount of dividends, if any, that Advanced Micro Devices, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Advanced Micro Devices, Inc.

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Principal at Risk Securities

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of Amazon.com, Inc. (CUSIP 023135106)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	169.000	147.598	-
Second Quarter	175.272	157.597	-
Third Quarter	186.570	159.388	-
Fourth Quarter	184.803	159.489	-
2022
First Quarter	170.405	136.015	-
Second Quarter	168.347	102.310	-
Third Quarter	144.78	109.22	-
Fourth Quarter	121.09	81.82	-
2023
First Quarter	112.91	83.12	-
Second Quarter	130.36	97.83	-
Third Quarter	144.85	125.98	-
Fourth Quarter	154.07	119.57	-
2024
First Quarter	180.38	144.57	-
Second Quarter	197.85	173.67	-
Third Quarter	200.00	161.02	-
Fourth Quarter (through November 13, 2024)	214.10	180.80	-

We make no representation as to the amount of dividends, if any, that Amazon.com, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

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Principal at Risk Securities

Common Stock of Carrier Global Corporation – Daily Closing Prices March 19, 2020* to November 13, 2024

* The underlying stock began trading on March 19, 2020 and therefore has limited historical performance.

Common Stock of Carrier Global Corporation (CUSIP 14448C104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	42.36	35.52	0.12
Second Quarter	48.71	42.02	0.12
Third Quarter	58.32	48.05	0.12
Fourth Quarter	57.15	50.30	0.12
2022
First Quarter	54.24	42.91	0.15
Second Quarter	46.04	34.41	0.15
Third Quarter	44.41	35.28	0.15
Fourth Quarter	44.93	34.06	0.15
2023
First Quarter	48.38	41.25	0.185
Second Quarter	49.71	40.65	0.185
Third Quarter	59.80	49.07	0.185
Fourth Quarter	58.81	46.40	0.185
2024
First Quarter	59.82	53.43	0.19
Second Quarter	66.22	53.38	0.19
Third Quarter	80.88	61.90	0.19
Fourth Quarter (through November 13, 2024)	82.67	72.40	-

We make no representation as to the amount of dividends, if any, that Carrier Global Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Carrier Global Corporation.

November 2024 Page 18

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of Digital Realty Trust, Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of Digital Realty Trust, Inc. (CUSIP 253868103)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	149.17	125.66	1.16
Second Quarter	163.94	141.26	1.16
Third Quarter	168.00	144.45	1.16
Fourth Quarter	176.87	139.73	1.16
2022
First Quarter	176.87	132.23	1.22
Second Quarter	152.67	124.57	1.22
Third Quarter	136.93	96.91	1.22
Fourth Quarter	112.46	89.22	1.22
2023
First Quarter	119.92	91.42	1.22
Second Quarter	113.87	86.49	1.22
Third Quarter	132.11	113.80	1.22
Fourth Quarter	138.78	115.15	1.22
2024
First Quarter	153.71	130.83	1.22
Second Quarter	152.05	135.75	1.22
Third Quarter	162.90	144.47	1.22
Fourth Quarter (through November 13, 2024)	183.31	156.47	-

We make no representation as to the amount of dividends, if any, that Digital Realty Trust, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Digital Realty Trust, Inc.

November 2024 Page 19

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of Equinix, Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of Equinix, Inc. (CUSIP 29444U700)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	768.57	594.92	2.87
Second Quarter	823.99	678.00	2.87
Third Quarter	882.83	786.38	2.87
Fourth Quarter	847.30	750.01	2.87
2022
First Quarter	845.84	669.38	3.10
Second Quarter	768.78	616.28	3.10
Third Quarter	714.79	561.39	3.10
Fourth Quarter	707.01	505.39	3.10
2023
First Quarter	752.98	655.03	3.41
Second Quarter	783.94	675.18	3.41
Third Quarter	819.10	707.10	3.41
Fourth Quarter	824.42	682.24	4.26
2024
First Quarter	913.66	788.39	4.26
Second Quarter	809.68	692.71	4.26
Third Quarter	890.01	749.00	4.26
Fourth Quarter (through November 13, 2024)	921.06	866.02	-

We make no representation as to the amount of dividends, if any, that Equinix, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Equinix, Inc.

November 2024 Page 20

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Ordinary Shares of Eaton Corporation plc – Daily Closing Prices January 1, 2019 to November 13, 2024

Ordinary Shares of Eaton Corporation plc (CUSIP G29183103)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	140.77	114.86	0.76
Second Quarter	148.51	138.46	0.76
Third Quarter	170.21	149.19	0.76
Fourth Quarter	174.66	148.36	0.76
2022
First Quarter	172.82	145.79	0.81
Second Quarter	151.81	125.52	0.81
Third Quarter	153.35	125.04	0.81
Fourth Quarter	166.48	133.36	0.81
2023
First Quarter	177.55	151.86	0.86
Second Quarter	201.10	156.25	0.86
Third Quarter	238.04	197.75	0.86
Fourth Quarter	240.82	193.99	0.86
2024
First Quarter	316.58	233.10	0.94
Second Quarter	340.89	303.02	0.94
Third Quarter	333.02	272.52	0.94
Fourth Quarter (through November 13, 2024)	371.95	326.96	-

We make no representation as to the amount of dividends, if any, that Eaton Corporation plc may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the ordinary shares of Eaton Corporation plc.

November 2024 Page 21

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Class A Common Stock of Alphabet Inc. (CUSIP 02079K305)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	105.931	86.144	-
Second Quarter	122.536	106.489	-
Third Quarter	145.216	122.444	-
Fourth Quarter	149.839	133.660	-
2022
First Quarter	148.000	125.951	-
Second Quarter	142.972	105.805	-
Third Quarter	122.08	95.65	-
Fourth Quarter	104.48	83.43	-
2023
First Quarter	107.74	86.20	-
Second Quarter	127.31	103.71	-
Third Quarter	138.21	116.45	-
Fourth Quarter	141.52	122.17	-
2024
First Quarter	153.51	131.40	-
Second Quarter	185.41	150.53	0.20
Third Quarter	191.18	148.66	0.20
Fourth Quarter (through November 13, 2024)	181.62	161.86	-

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Alphabet Inc.

November 2024 Page 22

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Class A Common Stock of Meta Platforms, Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Class A Common Stock of Meta Platforms, Inc. (CUSIP 30303M102)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.53	245.64	-
Second Quarter	355.64	296.52	-
Third Quarter	382.18	336.95	-
Fourth Quarter	347.56	306.84	-
2022
First Quarter	338.54	186.63	-
Second Quarter	233.89	155.85	-
Third Quarter	183.17	134.40	-
Fourth Quarter	140.28	88.91	-
2023
First Quarter	211.94	120.34	-
Second Quarter	288.73	207.55	-
Third Quarter	325.48	283.25	-
Fourth Quarter	358.32	288.35	-
2024
First Quarter	512.19	344.47	0.50
Second Quarter	527.34	430.17	0.50
Third Quarter	572.44	453.41	0.50
Fourth Quarter (through November 13, 2024)	595.94	560.68	-

We make no representation as to the amount of dividends, if any, that Meta Platforms, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Meta Platforms, Inc.

November 2024 Page 23

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	244.99	212.25	0.56
Second Quarter	271.40	239.00	0.56
Third Quarter	305.22	271.60	0.56
Fourth Quarter	343.11	283.11	0.62
2022
First Quarter	336.32	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter	257.22	214.25	0.68
2023
First Quarter	288.30	222.31	0.68
Second Quarter	348.10	275.42	0.68
Third Quarter	359.49	312.14	0.68
Fourth Quarter	382.70	313.39	0.75
2024
First Quarter	429.37	367.75	0.75
Second Quarter	452.85	389.33	0.75
Third Quarter	467.56	395.15	0.75
Fourth Quarter (through November 13, 2024)	432.53	406.35	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

November 2024 Page 24

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of NextEra Energy, Inc. – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of NextEra Energy, Inc. (CUSIP 65339F101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	86.87	70.70	0.385
Second Quarter	80.94	71.54	0.385
Third Quarter	86.48	74.19	0.385
Fourth Quarter	93.36	77.83	0.385
2022
First Quarter	93.36	72.32	0.425
Second Quarter	87.08	68.51	0.425
Third Quarter	91.00	77.51	0.425
Fourth Quarter	87.15	70.64	0.425
2023
First Quarter	85.74	69.87	0.4675
Second Quarter	79.04	72.69	0.4675
Third Quarter	75.90	57.08	0.4675
Fourth Quarter	62.78	49.32	0.4675
2024
First Quarter	63.91	54.97	0.515
Second Quarter	80.02	61.70	0.515
Third Quarter	84.97	69.90	0.515
Fourth Quarter (through November 13, 2024)	85.43	74.24	-

We make no representation as to the amount of dividends, if any, that NextEra Energy, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NextEra Energy, Inc.

November 2024 Page 25

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	15.3303	11.5933	0.004
Second Quarter	20.0268	13.6653	0.004
Third Quarter	22.843	18.161	0.004
Fourth Quarter	33.376	19.732	0.004
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter (through November 13, 2024)	148.88	117.00	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

November 2024 Page 26

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of The Southern Company – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of The Southern Company (CUSIP 842587107)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	62.32	56.72	0.64
Second Quarter	66.42	60.46	0.66
Third Quarter	67.32	61.34	0.66
Fourth Quarter	68.58	61.10	0.66
2022
First Quarter	72.51	62.84	0.66
Second Quarter	76.51	65.39	0.68
Third Quarter	80.16	68.00	0.68
Fourth Quarter	72.27	61.50	0.68
2023
First Quarter	72.51	62.32	0.68
Second Quarter	75.66	68.97	0.70
Third Quarter	73.09	64.72	0.70
Fourth Quarter	73.08	62.71	0.70
2024
First Quarter	72.24	66.25	0.70
Second Quarter	80.71	67.77	0.72
Third Quarter	90.52	77.00	0.72
Fourth Quarter (through November 13, 2024)	94.15	86.93	-

We make no representation as to the amount of dividends, if any, that The Southern Company may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Southern Company.

November 2024 Page 27

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited – Daily Closing Prices January 1, 2019 to November 13, 2024

American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited (CUSIP 874039100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	140.05	108.96	0.347478
Second Quarter	124.80	108.21	0.352025
Third Quarter	124.70	108.12	0.388084
Fourth Quarter	124.75	109.02	0.392615
2022
First Quarter	140.66	99.29	0.375734
Second Quarter	104.79	81.75	0.364647
Third Quarter	91.57	68.56	0.343565
Fourth Quarter	82.98	60.28	0.353366
2023
First Quarter	97.96	74.03	0.356346
Second Quarter	107.41	82.25	0.3468
Third Quarter	105.57	84.29	0.367441
Fourth Quarter	104.70	85.41	0.381765
2024
First Quarter	149.20	99.13	0.431022
Second Quarter	179.69	127.70	0.42654
Third Quarter	191.05	147.95	0.493613
Fourth Quarter (through November 13, 2024)	205.84	172.07	-

We make no representation as to the amount of dividends, if any, that Taiwan Semiconductor Manufacturing Company Limited may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited.

November 2024 Page 28

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Common Stock of Vistra Corp – Daily Closing Prices January 1, 2019 to November 13, 2024

Common Stock of Vistra Corp (CUSIP 92840M102)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	23.83	16.43	0.15
Second Quarter	18.81	15.92	0.15
Third Quarter	19.47	16.77	0.15
Fourth Quarter	22.77	16.85	0.15
2022
First Quarter	23.25	20.81	0.17
Second Quarter	27.39	22.42	0.177
Third Quarter	25.97	21.00	0.184
Fourth Quarter	24.59	21.00	0.193
2023
First Quarter	26.51	21.29	0.1975
Second Quarter	26.25	22.97	0.204
Third Quarter	34.06	26.09	0.206
Fourth Quarter	38.82	31.39	0.213
2024
First Quarter	71.20	38.07	0.215
Second Quarter	106.20	65.66	0.2175
Third Quarter	119.08	69.00	0.2195
Fourth Quarter (through November 13, 2024)	145.80	115.74	-

We make no representation as to the amount of dividends, if any, that Vistra Corp may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Vistra Corp.

November 2024 Page 29

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of an Equally Weighted Basket Consisting of Fifteen Stocks due November 16, 2029

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Valuation date:

If the scheduled valuation date is not a trading day with respect to any basket stock or if there is a market disruption event with respect to any basket stock on such day, the valuation date for that basket stock only shall be the next succeeding trading date on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled valuation date, then (i) such fifth succeeding trading day shall be deemed to be the relevant valuation date for such affected basket stock notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the calculation agent shall determine the closing price for the valuation date of such basket stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such basket stock for such day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for the valuation date for such basket stock shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Closing price:

The closing price for each basket stock (or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

(i) if such basket stock (or any such other security) is listed on a national securities exchange (other than The Nasdaq Stock Market LLC (the “Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such basket stock (or any such other security) is listed,

(ii) if such basket stock (or any such other security) is a security of the Nasdaq, the official closing price published by the Nasdaq on such day, or

(iii) if such basket stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such basket stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such basket stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to a basket stock (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such basket stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such basket stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Morgan Stanley & Co. LLC and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price for such basket stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Adjustments to the adjustment factors” below.

Trading day:

With respect to any underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market disruption event:

With respect to any basket stock, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such basket stock on the primary market for such basket stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for

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Principal at Risk Securities

such basket stock as a result of which the reported trading prices for such basket stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such basket stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such basket stock with respect to the securities.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the options contract on any basket stock will not constitute a market disruption event, (3) a suspension of trading in options contracts on any basket stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such basket stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any basket stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “acceleration amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

• the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

• the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the acceleration amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the acceleration amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the acceleration amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the acceleration amount first becomes due and ending on the third business day after that day, unless:

• no quotation of the kind referred to above is obtained, or

• every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the acceleration amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the acceleration amount at any time, a qualified financial institution must be a

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Principal at Risk Securities

financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

• A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

• P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Adjustments to the adjustment factors:

The adjustment factor with respect to a basket stock will be adjusted as follows:

1. If a basket stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such basket stock will be adjusted to equal the product of the prior adjustment factor for such basket stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such basket stock.

2. If a basket stock is subject (i) to a stock dividend (issuance of additional shares of such basket stock) that is given ratably to all holders of shares of such basket stock or (ii) to a distribution of such basket stock as a result of the triggering of any provision of the corporate charter of the issuer of such basket stock, then once the dividend has become effective and such basket stock is trading ex-dividend, the adjustment factor for such basket stock will be adjusted so that the new adjustment factor for such basket stock will equal the prior adjustment factor for such basket stock plus the product of (i) the number of shares issued with respect to one share of such basket stock and (ii) the prior adjustment factor for such basket stock.

3. If the issuer of a basket stock issues rights or warrants to all holders of a basket stock to subscribe for or purchase such basket stock at an exercise price per share less than the closing price of such basket stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor for such basket stock will be adjusted to equal the product of the prior adjustment factor for such basket stock and a fraction, the numerator of which shall be the number of shares of such basket stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such basket stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such basket stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such basket stock which the aggregate offering price of the total number of shares of such basket stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to a basket stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to any basket stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such basket stock by an amount equal to at least 10% of the closing price of such basket stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such basket stock on the primary U.S. organized securities exchange or trading system on which such basket stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to any basket stock, the adjustment factor with respect to such basket stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor of such affected basket stock (as defined below), the Payment at Maturity will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated equally among the unaffected basket stocks as described in clause (c)(ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for any basket stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such basket stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination will be conclusive in the absence of manifest error. A distribution on any basket stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. Any of the following shall constitute a reorganization event: (i) a basket stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such basket stock, (ii) the issuer of a basket stock or any surviving entity or subsequent surviving entity of the issuer of such basket stock (an “issuer successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a basket stock or any issuer successor completes a statutory

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exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a basket stock is liquidated, (v) the issuer of a basket stock issues to all of its shareholders equity securities of an issuer other than the issuer of such basket stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spinoff stock”) or (vi) the issuer of a basket stock or any issuer successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such basket stock. If any reorganization event occurs, in each case as a result of which the holders of a basket stock receive any equity security listed on a national securities exchange (a “marketable security”), other securities or other property, assets or cash (collectively, “exchange property”), the adjustment factor for such basket stock and/or any for any new stock (as defined below) on the valuation date (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

(a) if such basket stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the adjustment factor in effect on the valuation date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each marketable security received in such reorganization event (each a “new stock”), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for such basket stock, the number of shares of the new stock received with respect to one share of the basket stock multiplied by the adjustment factor in effect for such basket stock on the trading day immediately prior to the effective date of the reorganization event (the “new stock adjustment factor”), as adjusted to the valuation date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than marketable securities received in such reorganization event (the “non-stock exchange property”),

(i) if the combined value of the amount of non-stock exchange property received per share of such basket stock, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the “non-stock exchange property value”), by holders of the basket stock is less than 25% of the closing price of the basket stock on the trading day immediately prior to the effective date of the reorganization event, a number of shares of the basket stock, if applicable, and of any new stock received in connection with such reorganization event, if applicable, with respective values in proportion to the relative closing prices of the basket stock and any such new stock, and with an aggregate value equal to the non-stock exchange property value multiplied by the adjustment factor in effect for such basket stock on the trading day immediately prior to the effective date of the reorganization event, based on such closing prices, in each case as determined by the calculation agent in its sole discretion, on the effective date of such reorganization event; and the number of such shares of the basket stock or any new stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the new stock adjustment factor in subparagraph (b) above, as applicable, or

(ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing price of such basket stock on the trading day immediately prior to the effective date of the reorganization event or, if the basket stock is surrendered exclusively for Non-Stock exchange property (in each case, a “reference basket event”), the adjustment factor of each basket stock (each an “unaffected basket stock”) other than the basket stock affected by such reference basket event (the “affected basket stock”) shall equal (A) the then current adjustment factor for such unaffected basket stock plus (B) (i) the amount of cash received per share of the affected basket stock times the applicable adjustment factor for such affected basket stock on the date of such reference basket event times (ii) a fraction, the numerator of which is the adjustment factor of such unaffected basket stock as of the trading day immediately following the day on which a holder of the affected basket stock receives such cash and the denominator of which is the sum of the products of the closing price of each of the unaffected basket stocks and the corresponding adjustment factor of such unaffected basket stock, each determined by the calculation agent on such trading day.

Following the allocation of any extraordinary dividend to the unaffected basket stocks pursuant to paragraph 4 above or any reorganization event described in paragraph 5, the final basket value on the valuation date determined by the calculation agent will be an amount equal to the sum of:

(x) if applicable, the closing price of each basket stock times the adjustment factor then in effect for such basket stock; and

(y) if applicable, the closing price of each new stock times the new stock adjustment factor then in effect for such new stock.

In the event that the TSM Stock is no longer listed on a primary U.S. securities exchange and the common shares of Taiwan Semiconductor Manufacturing Company Limited (“TSM common shares”) are listed on a primary U.S. securities exchange, the calculation agent, in its sole discretion, will adjust the adjustment factor such that the product of the last reported sale price of the TSM Stock and the adjustment factor at the last time the TSM Stock were listed equals the product of the last reported sale price of the TSM common shares and the adjusted adjustment factor at such time, and the TSM common shares will take the place of the TSM Stock.

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In the event that the TSM Stock issuer or the depositary for the TSM Stock elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the TSM common shares that are represented by each share of TSM Stock, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the TSM Stock than with respect to the TSM common shares, the calculation agent will adjust the adjustment factor based solely on the effect of such event on the TSM Stock. If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (i) references to “basket stock” under “—Closing price” and “—Market disruption event” shall be deemed to also refer to any new stock, and (ii) all other references in this document to “basket stock” shall be deemed to refer to any new stock and references to a “share” or “shares” of a basket stock shall be deemed to refer to the applicable unit or units of such exchange property, including any new stock, unless the context otherwise requires. The new stock adjustment factor(s) resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a closing price for a basket stock is no longer available for a basket stock for whatever reason, including the liquidation of the issuer of such basket stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a closing price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such basket stock will equal zero for so long as no closing price is available. There will be no substitution for any such basket stock.

No adjustment to any adjustment factor for any basket stock (including for this purpose, any new stock adjustment factor) will be required unless such adjustment would require a change of at least .1% in the adjustment factor of such basket stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the adjustment factors will be made up to and including the valuation date.

No adjustments to the adjustment factor for any basket stock or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the closing price of a basket stock, including, without limitation, a partial tender or exchange offer for a basket stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to any adjustment factor for a basket stock, any new stock adjustment factor or method of calculating the non-stock exchange property value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to any adjustment factor, or to the method of calculating the final basket value on the valuation date made pursuant to paragraph 5 above, upon written request by any investor in the securities.

Interest:	None
Bull market or bear market securities:	Bull Market securities
Postponement of maturity date:

If the valuation date for any basket component is not a trading day or if a market disruption event occurs on that day so that the valuation date falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by

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telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of the securities. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this document, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax

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laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

● a citizen or individual resident of the United States;

● a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

● an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. Any gain or loss recognized upon the sale, exchange or settlement of the securities should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at such time, and short-term capital gain or loss otherwise.

Potential Application of the Constructive Ownership Rule. Although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Code. If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (the “Recharacterized Gain”), in which case an interest charge will be imposed. The amount of Recharacterized Gain (if any) that would be treated as ordinary income in respect of a security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities

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under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the securities at maturity and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the treatment of the securities as set forth above is respected, and subject to the

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discussions below concerning backup withholding and the possible application of Section 871(m) of the Code and the discussion above concerning the possible application of Section 897 of the Code, a Non-U.S. Holder of the securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the securities would not be subject to U.S. federal withholding tax, provided that:

●the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

●the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

●the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

●the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions regarding Sections 871(m) and 897 of the Code and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above,

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should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the securities were recharacterized as debt instruments, FATCA would apply to any payment of amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the securities. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). If withholding were to apply to the securities, we would not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs under “United States Federal Taxation,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the basket components, futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $33.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial

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Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the accompanying prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the accompanying prospectus supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the accompanying prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the accompanying prospectus supplement or in the prospectus.

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